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                                                                   Exhibit 23(d)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated November 23, 1998 which appears in Transaction Network Services, Inc.'s Current Report on
Form 8-K/A, relating to the financial statements and financial statement schedule of Transaction Access Service (a fully integrated business unit of AT&T Corp.), as of August 31, 1998 and November 30, 1997 and for the nine month period ended August 31, 1998 and the twelve month period ended November 30, 1997 and on our schedule of revenue for the twelve month period ended November 30, 1996. We also consent to the references to us under the headings "Experts" in such Registration Statement.

                                           /s/ PRICEWATERHOUSECOOPERS LLP
                                           ------------------------------
                                             PRICEWATERHOUSECOOPERS LLP


New York, New York
July 13, 1999